UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2019

Agora Holdings, Inc.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

000-55686	61-1673166
(Commission File Number)	(IRS Employer Identification No.)

1136 Centre Street, Unit 228, Thornhill, Ontario, Canada L4J 3M8
(Address of principal executive offices) (Zip Code)

(855) 561-4541
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 4.01. Changes in Company's Certifying Accountant.

(a) Effective June 12, 2019 Agora Holdings Inc. (the "Company") dismissed BF Borgers CPAs ("Borgers") as the Company's independent registered public accounting firm. The dismissal was recommended and approved by the Company's board of directors.

The reports of Borgers regarding the Company's financial statements for each of the two most recent fiscal years of the Company did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph with respect to uncertainty as to the Company's ability to continue as a going concern.

During the two most recent fiscal years of the Company and through June 12, 2019, there were (i) no disagreements between the Company and Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Borgers, would have caused Borgers to make reference thereto in their reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Borgers with a copy of the disclosure in the preceding two paragraphs and requested in writing that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. Borgers provided a letter, dated June 17, 2019, stating its agreement with such statements as related to Borgers, which is attached as Exhibit 16 to this Form 8-K.

(b) On June 21, 2019, the Company engaged Pinnacle Accountancy Group of Utah ("Pinnacle") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

During the Company's two most recent fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through June 13, 2019, neither the Company nor anyone acting on its behalf consulted with Pinnacle regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements by Pinnacle, nor did Pinnacle provide written or oral advice to the Company that Pinnacle concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a "disagreement" or "reportable event" (as such terms are described in Items 304(a)(1)(iv) and (v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit 16.1	Letter on Change in Certifying Accountant dated June 17, 2019, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agora Holdings, Inc.

Date: June 27, 2019	By:	/s/Ruben Yakubov
Ruben Yakubov
President and Director